EXHIBIT 23

                    INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Interra Financial Incorporated:

       We  consent   to the   incorporation  by   reference    in
Registration  Statement     No.        333-03113,    Registration
Statement No. 333-20487, Registration Statement No. 33-58069, Registration Statement No. 33-54223, Registration Statement No. 33-54907, Registration Statement No. 33-59426, Registration Statement No. 33-39182, Registration Statement No. 33-25979, post-effective amendment No. 1 to Registration Statement No. 33-13068, post-effective amendment No. 2 to Registration Statement No. 33-10243, post-effective amendment No. 2 to Registration Statement No. 33-10242, post-effective amendment No. 4 to Registration Statement No. 2-90634, post-effective amendment No. 8 to Registration Statement No. 2-61514, post-effective amendment No. 11 to Registration Statement No. 2-57759, post-effective amendment No. 15 to Registration Statement No. 2-53289 and post-effective amendment No. 16 to Registration Statement No. 2-51150, on Form S-8 of Interra Financial Incorporated, and subsidiaries of our report dated February 4, 1997, relating to the consolidated balance sheets of Interra Financial Incorporated (formerly known as Inter-Regional Financial Group, Inc.) and subsidiaries as of December 31, 1996 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Interra Financial Incorporated.

                                         KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 21, 1997